Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Barbara Doyle Investor Relations contact 651-236-5023

NEWS	NOT FOR IMMEDIATE RELEASE	Sept. 25, 2019

H.B. Fuller Reports Third Quarter 2019 Results

Diluted Net Income of $50 Million and EPS of $0.97; Adjusted Diluted EPS1 of $0.86

$97 million Debt Paydown in the Quarter; Company Increases 2019 Paydown Target

Announces Operating Segment Realignment to Drive Growth and Operating Efficiencies

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fiscal third quarter ended on Aug. 31, 2019.

Items of Note for Third Quarter 2019:

■	Net income was $50 million or $0.97 per diluted share (EPS), and adjusted net income was $44 million[1], or $0.86[1] of EPS;
■	Adjusted EBITDA was $116 million[1] and adjusted EBITDA margin of 16%[1] increased by 40 basis points year over year;
■	Gross margin was 28.6% and adjusted gross margin of 28.8%[4] increased by 40 basis points year over year;
■	$97 million debt paydown in the quarter was more than double the paydown amount in the third quarter of 2018; $151 million year-to-date debt paydown increased $63 million versus last year;
■	Fiscal 2019 debt paydown expectation increased from $200 million at the beginning of the year to approximately $260 million;
■	Announced a 2020 business realignment from five to three operating segments to deliver cost savings and improved organic growth.

Summary of Third Quarter 2019 Results

Net revenue for the quarter of $725 million decreased 5.8% compared with the third quarter of 2018. On a year-over-year basis, foreign currency exchange rates negatively impacted revenues by 1.9% and the sale of the surfactants, thickeners and dispersants business negatively impacted revenues by 0.6%. Organic revenue, which excludes the impact of foreign currency and divestitures, decreased 3.3%. Organic revenue growth in Engineering Adhesives and the Asia Pacific segment was offset by decreased organic revenues in EIMEA and Construction Adhesives, reflecting general economic slowdowns in these areas. Construction Adhesives revenues also were impacted by portfolio repositioning toward more profitable product lines. Americas Adhesives revenues were approximately the same as in the comparable 2018 quarter.

Gross profit margin was 28.6%. Adjusted gross profit margin was 28.8%4, an increase of 40 basis points versus last year, driven by lower raw material costs, favorable product mix, and synergies from the integration of Royal Adhesives. Selling, General and Administrative (SG&A) expenses were $141 million. Adjusted SG&A expenses of $131 million5 decreased approximately 6% compared with the third quarter of 2018, due to expense controls and fluctuations in foreign currency exchange rates.

As a result of these factors, net income attributable to H.B. Fuller for the third quarter of 2019 was $50 million, or $0.97 per diluted share, compared with $38 million, or $0.72 per diluted share in the same period last year. Adjusted net income attributable to H.B. Fuller was $44 million1, or $0.861 adjusted EPS, compared with $45 million1, or $0.861 adjusted EPS last year. Adjusted EBITDA was $116 million1, compared with $120 million1 in the prior year, and adjusted EBITDA margin of 16%1 increased versus 15.6%1 in the prior year.

“We delivered solid profit performance and strong cash flow in the quarter despite challenging macroeconomic headwinds impacting global industrial production,” said Jim Owens, H.B. Fuller president and chief executive officer. “Share gains in Engineering Adhesives and Asia Pacific were offset by weakness across numerous manufactured goods sectors, including automotive, which is reported as part of our Engineering Adhesives segment. We improved margins compared with the prior year by growing our share in strategic markets and by leveraging lower raw material costs, acquisition synergies and expense controls. We doubled our debt paydown versus last year, enabling us to continue to accelerate our deleverage plan, and increase our full year debt paydown target to $260 million from the original target of $200 million. We’ve also announced a realignment of our reporting segments, which will simplify our business, reduce costs and improve our long-term growth capabilities.”

Balance Sheet and Cash Flow

At the end of the third quarter of 2019, the company had cash on hand of $120 million and total debt equal to $2,097 million. This compares to cash and debt levels equal to $100 million and $2,194 million, respectively, at the end of the second quarter of 2019. For the nine-month period, cash flow from operations was $160 million compared with $107 million in the same period last year, and capital expenditures were $47 million, equal to the amount of expenditures in the same period last year.

Company Realignment to Drive Growth and Operating Efficiencies

H.B. Fuller announced today that it will realign its business from five to three operating segments to drive long-term global growth and generate operating efficiencies. This change in operating segments reflects how we will organize the company to make operating decisions and assess business performance. The new structure will be effective with the start of the company’s 2020 fiscal year on Dec. 1, 2019, and will be comprised of the following three global business units (GBUs):

●

Engineering Adhesives: This GBU enables engineers and product designers to create and build the newest advances in consumer and durable goods by utilizing our adhesive expertise around the world. While Engineering Adhesives is currently reported as an operating segment, the company’s durable assembly business will be combined with the previously-reported Engineering Adhesives segment under the new structure. The Engineering Adhesives team has a strong track record of organic growth resulting from leveraging our know-how and products around the globe for new developments in electronics, solar energy, electrification of automobiles and energy efficient building materials.

●

Hygiene, Health and Consumable Adhesives: This newly formed GBU will address trends in sustainable packaging, beauty care, medical care and hygiene, all of which require advanced adhesive technology and systems. By operating globally instead of regionally, this new GBU will be able to more effectively focus resources on global trends and growth opportunities. The medical and beauty segment has strong growth potential driven by significant changes and advancements in these end markets, and is an area of increased focus for H.B. Fuller.

●

Construction Adhesives: This GBU delivers adhesive solutions that enable architects, builders and construction workers to complete projects in less time, at lower cost and with greater durability. This business focuses on energy efficient and labor saving building practices in commercial roofing, residential and commercial flooring, and utility and infrastructure projects predominantly in the United States. The company expects to deliver organic growth through product innovation and new business development around the world. Construction Adhesives is currently reported as a business segment and will remain a standalone GBU under the new structure.

“Realigning the company into three, global business units will drive higher levels of growth and create cost savings by eliminating the complexity associated with H.B. Fuller’s historic structure of both regional and global operating segments,” said Owens. “Our company will have clearer global strategic alignment and improved accountability between market segment strategies and financial results under this new structure. Over the last decade, we have added new markets and strengthened our capabilities through numerous acquisitions and investments to reach nearly $3 billion in annual sales. By leveraging the business model that has resulted in tremendous success in Engineering Adhesives, H.B. Fuller now has an opportunity to simplify the management of our entire business to focus on growth and innovation, as well as to aggressively manage our cost structure in this challenging macroeconomic environment.”

The company’s preliminary target for annualized cost savings potential resulting from this realignment is in the range of $20 to $40 million by 2021, with approximately half of the savings to be realized in 2020. Over the next several weeks, the company will continue to review and refine the cost savings impact of the realignment. Further details will be provided on the company’s fiscal fourth quarter analyst call in January 2020, upon completion of its business realignment plans.

Updated Fiscal 2019 Outlook:

Full year organic sales are expected to be down approximately 1% versus last year. Foreign currency exchange is expected to have a full year negative impact on reported revenues of 3% to 4%, and the divestiture of the surfactants business is forecasted to impact sales by approximately 0.5%. Management anticipates annual adjusted EPS in the range of $2.95 to $3.05, and annual adjusted EBITDA in the range of $440 to $445 million. The company’s core tax rate, excluding the impact of discrete items, is expected to be between 26% and 28%, and capital expenditures are expected to be approximately $80 million.

This guidance excludes approximately $20 million of pre-tax expenses required to integrate the Royal Adhesives business and other restructuring activities, approximately $8 million of pre-tax expenses related to ERP development costs, and a gain of $14 million on the divestiture of the surfactants, thickeners and dispersants business. This guidance also excludes approximately $2 million of pre-tax expenses that have been incurred to date related to the changes associated with the realignment of our business from five operating segments to three global business units as well as additional expenses associated with these changes that are expected to be incurred in the fourth quarter that cannot be estimated at this time. The company’s guidance could be impacted by further rule-making relative to U.S. Tax Reform. A complete reconciliation of the non-GAAP financial information contained in our 2019 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Conference Call:

The company will host an investor conference call to discuss third quarter results on Thursday, Sept. 26, 2019, at 10:30 a.m. Eastern U.S. time. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast accessible on the company's website at https://investors.hbfuller.com/calendar. The slides will be made available on its website approximately one hour prior to the start of the call. Participants should access the webcast prior to the start of the call to register for the event, and install and test any necessary software. The webcast and presentation will be archived on the company’s website. A telephone replay of the conference call will be available approximately one hour after the conclusion of the call and through Oct. 3, 2019. To access the telephone replay dial 1-877-344-7529 or 1-412-317-0088 and enter passcode 10134752.

Certain amounts presented in this release and the accompanying financial statements and data are preliminary and are subject to change in the company’s Quarterly Report on Form 10-Q for the period ended Aug. 31, 2019, when it is filed with the Securities and Exchange Commission.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained in our fiscal 2019 outlook, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort. The footnotes in the text of this press release refer to the footnotes in these tables.

About H.B. Fuller:
Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2018 net revenue of over $3 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal Adhesives transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a results of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing for the fiscal year ended December 1, 2018. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of		Three Months Ended	Percent of
	August 31, 2019	Net Revenue		September 1, 2018	Net Revenue
Net revenue	$725,376	100.0%		$770,107	100.0%
Cost of sales	(518,055)	(71.4%	)	(555,077)	(72.1%	)
Gross profit	207,321	28.6%		215,030	27.9%

Selling, general and administrative expenses	(140,615)	(19.4%	)	(147,739)	(19.2%	)

Other income (expense), net	22,762	3.1%		2,469	0.3%
Interest expense	(25,607)	(3.5%	)	(27,858)	(3.6%	)
Interest income	3,115	0.4%		2,934	0.4%
Income before income taxes and income from equity method investments	66,976	9.2%		44,836	5.8%

Income tax (expense) benefit	(19,321)	(2.7%	)	(9,300)	(1.2%	)

Income from equity method investments	2,075	0.3%		2,200	0.3%

Net income including non-controlling interests	49,730	6.9%		37,736	4.9%

Net (loss) income attributable to non-controlling interests	(12)	(0.0%	)	(6)	(0.0%	)
Net income attributable to H.B. Fuller	$49,718	6.9%		$37,730	4.9%

Basic income per common share attributable to H.B. Fuller	$0.98			$0.75
Diluted income per common share attributable to H.B. Fuller	$0.97			$0.72

Weighted-average common shares outstanding:
Basic	50,939			50,632
Diluted	51,502			52,138

Dividends declared per common share	$0.160			$0.155

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	August 31, 2019	December 1, 2018	September 1, 2018
Cash & cash equivalents	$119,776	$150,793	$150,084
Trade accounts receivable, net	485,688	495,008	465,942
Inventories	373,609	348,461	413,625
Trade payables	272,554	273,378	256,042
Total assets	4,032,683	4,176,314	4,302,311
Total debt	2,097,122	2,247,527	2,364,237

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Nine Months Ended	Percent of		Nine Months Ended	Percent of
	August 31, 2019	Net Revenue		September 1, 2018	Net Revenue
Net revenue	$2,157,894	100.0%		$2,272,573	100.0%
Cost of sales	(1,552,189)	(71.9%	)	(1,651,844)	(72.7%	)
Gross profit	605,705	28.1%		620,729	27.3%

Selling, general and administrative expenses	(432,407)	(20.0%	)	(447,335)	(19.7%	)

Other income (expense), net	29,113	1.3%		15,120	0.7%
Interest expense	(79,354)	(3.7%	)	(83,420)	(3.7%	)
Interest income	9,191	0.4%		8,769	0.4%
Income before income taxes and income from equity method investments	132,248	6.1%		113,863	5.0%

Income (taxes) benefit	(38,902)	(1.8%	)	9,844	0.4%

Income from equity method investments	5,273	0.2%		6,160	0.3%
Income (loss) from continuing operations	98,619	4.6%		129,867	5.7%
Net income (loss) including non-controlling interests	98,619	4.6%		129,867	5.7%

Net income attributable to non-controlling interests	(16)	(0.0%	)	(4)	(0.0%	)
Net income (loss) attributable to H.B. Fuller	$98,603	4.6%		$129,863	5.7%

Basic income per common share attributable to H.B. Fuller[a]
Basic income per common share attributable to H.B. Fuller	$1.94			$2.57

Diluted income per common share attributable to H.B. Fuller[a]
Diluted income per common share attributable to H.B. Fuller	$1.90			$2.50

Weighted-average common shares outstanding:
Basic	50,864			50,551
Diluted	51,836			51,961

Dividends declared per common share	$0.475			$0.460

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018

Net income attributable to H.B. Fuller	$49,718	$37,730	$98,603	$129,863

Adjustments:
Acquisition project costs	1,535	1,545	2,158	2,216
Tonsan call option agreement	-	110	-	(2,059)
Organizational realignment	(684)	883	1,110	2,367
Royal restructuring and integration	(9,132)	5,160	(1,150)	14,421
Tax reform	-	(802)	55	(36,138)
Project ONE	1,130	1,922	3,179	4,329
Other	1,660	(1,882)	3,427	(5,603)
Adjusted net income attributable to H.B. Fuller[1]	44,227	44,666	107,382	109,396

Add:
Interest expense	25,607	27,750	79,354	83,156
Interest income	(3,115)	(2,934)	(9,191)	(8,769)
Income taxes	14,798	14,664	37,219	35,962
Depreciation and amortization expense A	34,606	36,123	105,403	108,436
Adjusted EBITDA[1]	116,123	120,269	320,167	328,181

Diluted Shares	51,502	52,138	51,836	51,961
Adjusted diluted income per common share attributable to H.B. Fuller[1]	$0.86	$0.86	$2.07	$2.11

Revenue	$725,376	$770,107	$2,157,894	$2,272,573
Adjusted EBITDA margin[1]	16.0%	15.6%	14.8%	14.4%

_______________

[1] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with GAAP.

A Depreciation and amortization expense added back for Adjusted EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling $174 and $1,135 for the three and nine months ended August 31, 2019, respectively, and $361 and $726 for the three and nine months ended September 1, 2018, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018
Net Revenue:
Americas Adhesives	$259,758	$268,736	$761,408	$785,931
EIMEA	154,278	171,505	476,244	522,658
Asia Pacific	65,624	65,960	200,109	206,990
Construction Adhesives	107,920	123,977	301,619	345,125
Engineering Adhesives	137,796	139,929	418,514	411,869
Total H.B. Fuller	$725,376	$770,107	$2,157,894	$2,272,573

Segment Operating Income:
Americas Adhesives	$28,263	$31,474	$70,472	$72,793
EIMEA	6,458	6,199	18,454	22,714
Asia Pacific	6,114	3,677	15,651	11,005
Construction Adhesives	7,380	11,907	11,148	24,410
Engineering Adhesives	18,491	14,034	57,573	42,472
Total H.B. Fuller	$66,706	$67,291	$173,298	$173,394

Adjusted EBITDA[1]
Americas Adhesives	$42,312	$47,437	$111,658	$117,643
EIMEA	17,112	16,597	47,861	54,451
Asia Pacific	8,993	6,572	24,391	19,806
Construction Adhesives	17,441	24,699	44,239	60,481
Engineering Adhesives	29,400	24,145	88,102	70,907
Corporate unallocated	865	819	3,916	4,893
Total H.B. Fuller	$116,123	$120,269	$320,167	$328,181

Adjusted EBITDA Margin[1]
Americas Adhesives	16.3%	17.7%	14.7%	15.0%
EIMEA	11.1%	9.7%	10.0%	10.4%
Asia Pacific	13.7%	10.0%	12.2%	9.6%
Construction Adhesives	16.2%	19.9%	14.7%	17.5%
Engineering Adhesives	21.3%	17.3%	21.1%	17.2%
Corporate unallocated	0.1%	0.1%	0.2%	0.2%
Total H.B. Fuller	16.0%	15.6%	14.8%	14.4%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018

Income before income taxes and income from equity method investments	$66,976	$44,836	$132,248	$113,863

Adjustments:
Acquisition project costs	1,871	2,101	2,641	3,108
Tonsan call option agreement	-	110	-	(2,059)
Organizational realignment	(1,345)	1,035	885	2,297
Royal restructuring and integration	(12,131)	6,490	(1,591)	20,473
Tax reform	-	-	75	-
Project ONE	1,378	2,564	3,982	6,266
Other	213	-	1,105	(4,745)
Adjusted income before income taxes and income from equity method investments[2]	$56,962	$57,136	$139,345	$139,203

_______________

[2] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018

Income Taxes	$(19,321)	$(9,300)	$(38,902)	$9,844

Adjustments:
Acquisition project costs	(336)	(556)	(482)	(892)
Organizational realignment	660	(151)	225	70
Royal restructuring and integration	2,999	(1,331)	441	(6,052)
Tax reform	-	(802)	(20)	(36,138)
Project ONE	(247)	(641)	(803)	(1,937)
Other	1,447	(1,883)	2,322	(857)
Adjusted income taxes[3]	$(14,798)	$(14,664)	$(37,219)	$(35,962)

Adjusted income before income taxes and income from equity method investments	$56,962	$57,136	$139,345	$139,203
Adjusted effective income tax rate[3]	26.0%	25.7%	26.7%	25.8%

_______________

[3] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018

Net revenue	725,376	770,107	2,157,894	2,272,573

Gross profit	$207,321	$215,030	$605,705	$620,729
Gross profit margin	28.6%	27.9%	28.1%	27.3%

Adjustments:
Acquisition project costs	-	1,823	-	1,996
Organizational realignment	(367)	621	(124)	1,298
Royal restructuring and integration	1,741	1,389	4,250	2,216
Other	(5)	-	(9)	-
Adjusted gross profit[4]	$208,690	$218,863	$609,822	$626,239

Adjusted gross profit margin[4]	28.8%	28.4%	28.3%	27.6%

_______________

[4] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018

Selling, general and administrative expenses	$(140,615)	$(147,739)	$(432,407)	$(447,335)

Adjustments:
Acquisition project costs	1,871	279	2,641	1,114
Tonsan call option agreement	-	2	-	(2,323)
Organizational realignment	2,937	413	4,551	998
Royal restructuring and integration	2,737	5,101	10,747	18,256
Tax reform	-	-	75	-
Project ONE	1,378	2,564	3,982	6,266
Other	242	-	1,134	27
Adjusted selling, general and administrative expenses[5]	$(131,450)	$(139,380)	$(409,277)	$(422,997)

_______________

[5] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
Three Months Ended August 31, 2019	$30,239	$7,086	$6,155	$8,065	$18,573	$70,118	$(20,400)	$49,718
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	694	451	257	209	260	1,871	(336)	1,535
Organizational realignment	1,258	1,519	155	(552)	188	2,568	(3,252)	(684)
Royal restructuring and integration	1,294	1,178	219	469	1,320	4,480	(13,612)	(9,132)
Project ONE	519	337	171	157	195	1,379	(249)	1,130
Other	143	93	-	-	-	236	1,424	1,660
Adjusted net income attributable to H.B. Fuller[1]	34,147	10,664	6,957	8,348	20,536	80,652	(36,425)	44,227

Add:
Interest expense	-	-	-	-	-	-	25,607	25,607
Interest income	-	-	-	-	-	-	(3,115)	(3,115)
Income taxes	-	-	-	-	-	-	14,798	14,798
Depreciation and amortization expense	8,165	6,448	2,036	9,093	8,864	34,606	-	34,606
Adjusted EBITDA[1]	$42,312	$17,112	$8,993	$17,441	$29,400	$115,258	$865	$116,123

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
Nine Months Ended August 31, 2019	$76,398	$20,400	$15,773	$13,205	$57,826	$183,602	$(84,999)	$98,603
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	984	639	352	297	369	2,641	(483)	2,158
Organizational realignment	3,073	1,062	188	(122)	226	4,427	(3,317)	1,110
Royal restructuring and integration	3,339	4,317	1,290	3,420	2,628	14,994	(16,144)	(1,150)
Tax reform	28	18	10	9	10	75	(20)	55
Project ONE	1,500	974	492	452	562	3,980	(801)	3,179
Other	914	215	-	-	-	1,129	2,298	3,427
Adjusted net income attributable to H.B. Fuller[1]	86,236	27,625	18,105	17,261	61,621	210,848	(103,466)	107,382

Add:
Interest expense	-	-	-	-	-	-	79,354	79,354
Interest income	-	-	-	-	-	-	(9,191)	(9,191)
Income taxes	-	-	-	-	-	-	37,219	37,219
Depreciation and amortization expense	25,422	20,236	6,286	26,978	26,481	105,403	-	105,403
Adjusted EBITDA[1]	$111,658	$47,861	$24,391	$44,239	$88,102	$316,251	$3,916	$320,167

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Three Months Ended September 1, 2018	$33,335	$7,132	$3,714	$12,735	$14,219	$71,135	$(33,405)	$37,730
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	2,037	26	12	13	13	2,101	(556)	1,545
Tonsan call option agreement	-	-	-	-	2	2	108	110
Organizational realignment	8	623	2	399	2	1,034	(151)	883
Royal Restructuring	2,171	1,272	418	1,871	759	6,491	(1,331)	5,160
Tax Reform	-	-	-	-	-	-	(802)	(802)
Project ONE	1,008	631	298	302	325	2,564	(642)	1,922
Other	-	-	-	-	-	-	(1,882)	(1,882)
Adjusted net income attributable to H.B. Fuller[1]	38,559	9,684	4,444	15,320	15,320	83,327	(38,661)	44,666

Add:
Interest expense	-	-	-	-	-	-	27,750	27,750
Interest income	-	-	-	-	-	-	(2,934)	(2,934)
Income taxes	-	-	-	-	-	-	14,664	14,664
Depreciation and amortization expense	8,878	6,913	2,128	9,379	8,825	36,123	-	36,123
Adjusted EBITDA[1]	$47,437	$16,597	$6,572	$24,699	$24,145	$119,450	$819	$120,269

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated

Nine Months Ended September 1, 2018	$78,378	$25,589	$11,117	$26,893	$43,029	$185,006	$(55,143)	$129,863
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	2,883	72	34	35	83	3,107	(891)	2,216
Tonsan call option agreement	-	-	-	-	(2,323)	(2,323)	264	(2,059)
Organizational realignment	188	1,341	5	758	5	2,297	70	2,367
Royal Restructuring	7,315	4,545	1,483	4,338	2,793	20,474	(6,053)	14,421
Tax Reform	-	-	-	-	-	-	(36,138)	(36,138)
Project ONE	2,463	1,542	727	739	795	6,266	(1,937)	4,329
Other	21	1	1	1	1	25	(5,628)	(5,603)
Adjusted net income attributable to H.B. Fuller[1]	91,248	33,090	13,367	32,764	44,383	214,852	(105,456)	109,396

Add:
Interest expense	-	-	-	-	-	-	83,156	83,156
Interest income	-	-	-	-	-	-	(8,769)	(8,769)
Income taxes	-	-	-	-	-	-	35,962	35,962
Depreciation and amortization expense	26,395	21,361	6,439	27,717	26,524	108,436	-	108,436
Adjusted EBITDA[1]	$117,643	$54,451	$19,806	$60,481	$70,907	$323,288	$4,893	$328,181

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE (unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019		August 31, 2019
	Total		Total
Price	(0.6%	)	1.5%
Volume	(2.7%	)	(2.7%	)
Organic Growth (Decline)	(3.3%	)	(1.2%	)
M&A	(0.6%	)	(0.2%	)
F/X	(1.9%	)	(3.7%	)
Total H.B. Fuller net revenue	(5.8%	)	(5.1%	)

	Three Months Ended						Nine Months Ended
	August 31, 2019						August 31, 2019
	Net Revenue		F/X		Organic Growth (Decline)		Net Revenue		F/X		Organic Growth (Decline)

Americas Adhesives	(3.3%	)	(1.7%	)	0.1%		(3.1%	)	(3.0%	)	0.5%
EIMEA	(10.0%	)	(2.7%	)	(7.3%	)	(8.9%	)	(6.5%	)	(2.4%	)
Asia Pacific	(0.6%	)	(1.6%	)	1.0%		(3.3%	)	(3.9%	)	0.6%
Construction Adhesives	(13.0%	)	(0.6%	)	(12.4%	)	(12.6%	)	(0.8%	)	(11.8%	)
Engineering Adhesives	(1.5%	)	(2.4%	)	0.9%		1.6%		(3.7%	)	5.3%
Total H.B. Fuller	(5.8%	)	(1.9%	)	(3.3%	)	(5.1%	)	(3.7%	)	(1.2%	)